Burridge Funds



Form N-SAR Report for the Period Ended 12/31/96





Item 77-I   Terms of new or amended securities



Incorporated by reference to Item 24(b), Exhibit 1 of the Registrant's registration statement on From N1-A filed on September 9, 1996 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (File No. 333-11633) (the
"Registration Statement").





Item 77-Q1(a) By Laws

Incorporated by reference to Item 24(b), Exhibit 2 filed with pre-effective amendment No. 1 to the Registration Statement.





Item 77-Q1(e) Advisory Agreement

Incorporated by reference to Item 24(b), Exhibit 5 filed with post-effective amendment No. 1 to the Registration Statement.